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                                                                   Exhibit 14

                              RED ROOF INNS, INC.

                       1995 DIRECTORS' STOCK OPTION PLAN

Section 1.  Purpose.

            The purposes of the Red Roof Inns, Inc. 1995 Directors' Stock Option Plan (the "Plan") are to encourage directors of Red Roof Inns, Inc. (the "Company") who are not employees or officers of the Company or any subsidiary of the Company, and who are not employees, officers, directors, or advisory committee members of The Morgan Stanley Real Estate Fund, L.P. ("MSREF"), or any affiliate of MSREF, to acquire or increase a proprietary interest in the Company, to further promote and strengthen the interest of such directors in the development and financial success of the Company, and to assist the Company in attracting and retaining highly qualified directors by providing such directors options to purchase shares of common stock, $0.01 par value, of the Company (the "Shares").

Section 2.  Administration of Plan.

            The Plan shall be administered by a committee (the "Committee") of not less than two directors of the Company appointed by the Company's Board of Directors (the "Board"). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The Committee may adopt any rules it considers appropriate for the conduct of its business or the administration of the Plan, make interpretations of the Plan, and take any other actions it considers appropriate in connection with the Plan, all in a manner consistent with the other provisions of the Plan. The decisions of the Committee on matters within its jurisdiction under the Plan shall be conclusive and binding.

Section 3.  Shares Subject to the Plan.

            The maximum aggregate number of Shares reserved and available for grants of options under the Plan (the "Options") shall be 60,000 Shares. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. If an Option granted under the Plan expires or terminates without exercise, the Shares subject to such expired or terminated Option shall again be available for other Options to be granted under the Plan. The aggregate number of Shares allocated to the Plan shall be subject to adjustment pursuant to Section 6.

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Section 4.  Eligibility.

            The persons eligible to receive Options under the Plan shall include only individuals who are directors of the Company and who are not employees or officers of the Company or any subsidiary of the Company, and who are not employees, officers, directors, or advisory committee members of MSREF, or any affiliate of MSREF (each such individual an "Eligible Director").

Section 5.  Grant and Terms of Options.

            At the time an individual first becomes an Eligible Director on or after the effective date of the Plan, such Eligible Director automatically shall be granted an Option to purchase 10,000 Shares (the "Initial Option"). In addition, immediately following each annual meeting of the stockholders of the Company held after the effective date of the Plan, each director of the Company who is then an Eligible Director automatically shall be granted an Option to purchase 1,000 Shares.

            The Options shall be stock options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Option shall be evidenced by a written agreement (an "Option Agreement"), and each Option Agreement shall be dated as of the date on which the Option is granted, signed by an officer of the Company and the Eligible Director to whom such Option is granted (Eligible Directors granted Options hereunder, "Grantees"). All Option Agreements shall be consistent with the Plan and shall be subject to the following terms and conditions:

            (a) Vesting. Each Option shall be exercisable only with respect to the Shares subject to that Option which have become vested as provided below.

                 (i) Initial Options. Each Initial Option shall become vested with respect to a number of Shares equal to 20% of the total number of Shares subject to that Initial Option on each of the first five anniversaries of the date that Initial Option is granted.

                 (ii) Other Options. All Options other than the Initial Options shall be fully vested on the date granted.

            (b) Exercise Price. The exercise or purchase price of Shares subject to an Option shall be the fair market value of the Shares on the last trading day prior to the date on which the Option is granted. For purposes of this Plan, the fair market value of the Shares shall mean, as of any given date, the (i) last reported sale price on the New York Stock Exchange, (ii) last reported sale price on the NASDAQ National Market System, or (iii) mean between the high and low bid

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      and ask prices, as reported by the National Association of Securities
      Dealers, Inc., or (iii) last reported sale price on any other stock exchange on which the Shares are listed, whichever is applicable.

(c) Maximum Term. Subject to Sections 5(f) and 9, the term of each Option shall commence on the date of grant and shall terminate on the tenth anniversary of such date.

(d) Method of Exercise. An Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of Shares (which must be a whole number) to be purchased. Subject to compliance with all other terms and conditions of the Plan and the Option Agreement relating to such Option, the Company shall deliver, at the specified time at the principal office of the Company, a certificate for such Shares to the person entitled to receive such shares upon receipt of payment of the full purchase price for such Shares: (i) by certified or bank cashier's check or other form of payment acceptable to the Company,
      (ii) by delivery of unrestricted Shares having a fair market value equal to the total exercise price at the time of exercise, (iii) by delivery or offset against Shares to be received upon exercise of the Option having a fair market value equal to the total exercise price at the time of exercise, or (iv) by a combination of the preceding methods.

(e) Transferability. No Option shall be transferable by a Grantee other than by will or the laws of descent and distribution. During the lifetime of a Grantee, an Option shall be exercisable (subject to any other applicable restrictions on exercise) only by a Grantee for his or her own account or by the Grantee's authorized legal representative if the Grantee is unable to exercise the Option because of his or her disability. Upon the death of a Grantee, an Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the executor or administrator of the Grantee's estate.

(f) Termination of Option. Except as otherwise provided in Section 9, if a Grantee ceases to be an Eligible Director for any reason, then all Options or any unexercised portion of such Options which otherwise are exercisable by such Grantee shall terminate unless such Options are exercised within six months after the date such Grantee ceases to be an Eligible Director (but in no event after expiration of the original term of any such Option); provided, that if such Grantee ceases to be an Eligible Director by reason of such Grantee's death, the six-month period shall instead be a one-year period.

(g) Six-Month Holding Period. Shares purchased upon exercise of an Option may not be sold before at least six months have elapsed from the date the Option was granted.

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Section 6.  Changes in Capital Structure.

            If the Company (a) pays a stock dividend or makes a distribution in Shares without receiving consideration in the form of money, services, or property, (b) subdivides or splits its outstanding Shares into a greater number of Shares, or (c) combines its outstanding Shares into a smaller number of Shares, then the aggregate number of Shares reserved for issuance pursuant to the Plan and the number and exercise price of Shares subject to the unexercised portions of then-outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all of the Shares so reserved, the Grantees would be entitled to receive for the same aggregate price that number of Shares which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or other distribution or the effective date in the case of a subdivision, split, or combination.

            If the Company reclassifies or changes the Shares (except for splitting or combining, changing par value, changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the Shares except as stated above), the aggregate number of Shares reserved for issuance pursuant to the Plan and the number and exercise price of Shares subject to the unexercised portions of then-outstanding Options shall be adjusted so that, assuming that Options had been previously granted for all the Shares so reserved, the Grantees would be entitled to receive for the same aggregate price that number and type of shares of capital stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event.

            No adjustment pursuant to this section shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares; provided that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the exercise price, in addition to those required by this section, as it, in its discretion, shall determine to be advisable in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares hereafter made by the Company to its shareholders shall not be taxable.

            Whenever an adjustment is made pursuant to the preceding provisions of this section, the Company shall promptly prepare a notice of such adjustment setting forth the terms and the effective date of such adjustment and shall mail such notice of adjustment to the Grantees at their respective addresses appearing on the records of the Company or at such other address as any Grantees may from time to time designate in writing to the Company.

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Section 7.  Compliance with Securities Laws: Delivery of Shares.

            No Option shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company may require each person acquiring Shares pursuant to the exercise of an Option under the Plan (a) to represent and warrant to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof, and (b) to make such additional representations, warranties and agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request.

            All certificates for Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 8.  Withholding Tax.

            The Company, at its option, shall have the right to require any person who is entitled to receive Shares pursuant to the exercise of an Option to pay to the Company an amount equal to all taxes which the Company is required to withhold with respect to such Shares or make arrangements satisfactory to the Company regarding the payment of such taxes, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

Section 9.  Termination for Cause.

            Notwithstanding any provision to the contrary in the Plan or in any Option Agreement, upon the discharge of any Grantee as a director of the Company for cause, all unexercised Options granted to such Grantee shall immediately lapse and be of no further force or effect.

Section 10. Change in Control.

            (a) Accelerated Vesting. Notwithstanding the provisions of Section 5(a) to the contrary, if a Change in Control or a Potential Change in Control (each as defined below) occurs, then all Initial Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms; provided that no Initial Option which has previously been exercised or otherwise terminated shall become exercisable.

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(b)  Definition of Change in Control. For purposes of the Plan, a "Change in
     Control" means the happening of any of the following:

     (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), and excluding MSREF and its affiliates, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

     (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 10(b)(ii); or

     (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company, a subsidiary of the Company, or MSREF or any of its Affiliates through purchase of assets, by merger or otherwise.

(c) Definition of Potential Change in Control. For purposes of the Plan, a "Potential Change in Control" means the happening of any one of the following:

     (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan (including any trustee of such plan acting as such trustee), and other than MSREF and its affiliates) of the Company representing 5% or more of the combined




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      voting power of the Company's outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

Section 11. Termination and Amendment of Plan.

      The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall materially and adversely affect any outstanding Options without the consent of the respective Grantees of such Options; (b) except for the adjustments provided for in Section 6, no amendment may be made by Board action without stockholder approval if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of Shares which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan; and (c) amendments to the Plan described in Rule 16b-3(c)(2)(ii)(B) promulgated under the Exchange Act shall not be made more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

Section 12. No Enlargement of Rights.

      The award of Options under the Plan to an Eligible Director shall not confer any right to such director to continue as a director of the Company and shall not restrict or interfere in any way with the rights of the stockholders of the Company to terminate such directorship, with or without cause, at any time (subject to any applicable provisions of the Company's certificate of incorporation or by-laws).

Section 13. Rights as Stockholder.

      No Grantee or his executor or administrator shall have any rights of a stockholder in the Company with respect to the Shares covered by an Option unless and until a certificate representing such Shares has been duly issued and delivered to him or her under the Plan.

Section 14. Definitions of Subsidiary and Affiliate.

      The term "subsidiary" means a subsidiary corporation as defined in
Section 424(f) of the Code. An "affiliate" of, or a person or entity "affiliated" with, a specified person or entity, is a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified.

Section 15. Government Regulations.

      Notwithstanding any provisions of the Plan or any Option Agreement, the Company's obligations under the Plan and any such Option Agreement shall be subject to all applicable

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laws, rules and regulations and to such approvals as may be required by any governmental or regulatory authorities.

Section 16. Governing Law.

      The Plan and all Option Agreements shall be governed by and construed in accordance with the laws of the State of Ohio except only to the extent that the General Corporation Law of the State of Delaware is necessarily applicable to the Company.

Section 17. Genders and Numbers.

      When permitted by the context, each pronoun used in the Plan includes the same pronoun in other genders and numbers, and each noun used in the Plan includes the same noun in other numbers.

Section 18. Captions.

      The captions of the various sections and paragraphs of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

Section 19. Effective Date.

      The Plan shall be effective October 5, 1995. The Plan shall be submitted to the stockholders of the Company for approval as soon as practicable but in any event not later than 12 months after the effective date of the Plan. Notwithstanding anything to the contrary contained herein, no Options shall be exercisable prior to such approval. If the Plan is not approved by the stockholders of the Company within 12 months after the effective date of the Plan, the Plan and all Options granted under the Plan shall become null and void and have no further force or effect.

Section 20. Term of Plan.

      No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Options granted prior to such tenth anniversary may extend beyond that date.

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
                        DIRECTORS' STOCK OPTION AGREEMENT

     Red Roof Inns, Inc., a Delaware corporation (the "Company"), has granted to __________________ (the "Grantee") an option (the "Option") to purchase ___________ shares (the "Shares") of common stock of the Company for a purchase price of $__________ a Share or a total purchase price of $__________ (the "Option Price"). The Option has been granted pursuant to the Red Roof Inns, Inc. 1995 Directors' Stock Option Plan, dated October 5, 1995 (the "Plan"), and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this agreement:

     Section 1. Vesting. The Option shall be exercisable only with respect to the Shares which have become vested from time to time under this agreement. Unless the Option is an Initial Option (as defined in Section 5 of the Plan), the Option shall be fully vested as of the date the Option is granted (set forth at the end of this agreement). If the Option is an Initial Option, the Option shall become vested with respect to the following percentage of the total number of Shares subject to the Option (computed cumulatively and rounded to the nearest whole number of Shares) on the following anniversaries, respectively, of the date on which the Option was granted:

                 Anniversary               Cumulative Percentage
                 First                              20%
                 Second                             40%
                 Third                              60%
                 Fourth                             80%
                 Fifth                             100%

     The Option [is/is not] an Initial Option.

     Section 2. Term. The Option shall expire on ______________________ [tenth anniversary of the date of grant] if not previously exercised.

     Section 3. Method of Exercise. At any time when the Option is exercisable under the Plan and this agreement, and subject to any applicable restrictions on exercise of the Option under the Plan or this agreement, the Option shall be exercisable from time to time during the term of the Option by written notice to the Secretary of the Company, which shall:

                 (a) State that the Option is being exercised by that notice; specify the number of Shares with respect to which the Option is being exercised, the name of each person in whose name any certificates for the Shares should be registered, his address, and his social security number; and specify a date and time during normal business hours for delivery of the Shares, which shall be more than 10 and less than 20 business days after the exercise of the Option;

            (b) Be signed by the person entitled to exercise the Option and, if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person to exercise the Option under the Plan and all applicable laws and regulations; and

            (c) Contain representations and agreements with respect to the investment intention of such person in form and substance satisfactory to counsel for the Company.


      Section 4. Payment of Price. Upon exercise of the Option with respect to any of the Shares, the Company shall deliver a certificate or certificates for those Shares to the specified person or persons at the specified time at the principal office of the Company upon receipt of payment of the full purchase price for those Shares: (a) by certified or bank cashier's check or other form of payment acceptable to the Company, (b) by delivery of unrestricted Shares having a fair market value equal to the total exercise price at the time of exercise, (c) by delivery or offset against Shares to be received upon exercise of the Option having a fair market value equal to the total exercise price at the time of exercise, or (d) in the discretion of the Company, by a combination of the preceding methods.


      Section 5. Transferability. The Option shall not be transferable by the Grantee except by will or the laws of descent and distribution. During the lifetime of the Grantee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Grantee for the Grantee's own account or by the Grantee's authorized legal representative if the Grantee is unable to exercise the Option because of his or her disability. Upon the death of the Grantee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the executor or administrator of the Grantee's estate.

      Section 6. Termination of Board Membership. If the Grantee ceases to be an Eligible Director (as defined in Section 4 of the Plan) for any reason (including without limitation the Grantee's death, disability, retirement, resignation, removal, or any other reason) except the Grantee's removal for cause, then the Option or any unexercised portion of the Option shall terminate unless it is exercised within six months after the date the Grantee ceases to be such an Eligible Director (but in no event after expiration of the original term of the Option); provided that, if the Grantee ceases to be such an Eligible Director by reason of the Grantee's death, the six-month period shall instead be a one-year period. If the Grantee ceases to be such an Eligible Director as a result of his removal for cause, the Option shall immediately terminate.

      Section 7. Restrictions. The Option and any Shares issued upon exercise of the Option shall be subject to all restrictions in this agreement or in the Plan, including without limitation the restrictions in Sections 7 and 8 of the Plan. As a condition of any exercise of the Option, the Company may require the Grantee or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for the Company.

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


      Section 8. Nonqualified Stock Option. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.




Date of Grant: _____________, 19__        RED ROOF INNS, INC.



                                          By _______________________________
                                             Francis W. Cash, President




                            ACCEPTANCE OF AGREEMENT

     The Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered to the Grantee or is attached to this agreement, and represents to the Company that he is familiar with all provisions of the Plan; and (b) accepts this agreement and the Option granted to him under this agreement subject to all provisions of the Plan and this agreement.




                                          _________________________________
                                          Grantee's Signature




                                          _________________________________
                                          Grantee's Social Security Number

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